Exhibit (d)(34)

SIXTEENTH SUPPLEMENTAL INDENTURE

between

ALCENTRA CAPITAL CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Dated as of June 30, 2016

THIS SIXTEENTH SUPPLEMENTAL INDENTURE (this “Sixteenth Supplemental Indenture”), dated as of June 30, 2016, is between Alcentra Capital Corporation, a Maryland corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of January 30, 2015 (the “Base Indenture” and, as supplemented by this Sixteenth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company previously entered into the First Supplemental Indenture, dated as of January 30, 2015 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 12, 2015 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of February 20, 2015 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of February 26, 2015 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of March 5, 2015 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of April 2, 2015 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of April 2, 2015 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of April 15, 2015 (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of April 15, 2015 (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture, dated as of February 4, 2016 (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture, dated as of February 11, 2016 (the “Eleventh Supplemental Indenture”), the Twelfth Supplemental Indenture, dated as of February 19, 2016 (the “Twelfth Supplemental Indenture”), the Thirteenth Supplemental Indenture, dated as of June 9, 2016 (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture, dated as of June 16, 2016 (the “Fourteenth Supplemental Indenture”), and the Fifteenth Supplemental Indenture, dated as of June 23, 2016 (the “Fifteenth Supplemental Indenture”) each of which amended and supplemented the Base Indenture. The First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, and the Fifteenth Supplemental Indenture are not applicable to the Notes (as defined below).

The Company desires to issue and sell $2,816,000 aggregate principal amount of the Company’s 6.375% Notes due 2021 (the “Notes”).

Sections 901(4) and 901(6) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (“Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Sixteenth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Sixteenth Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TERMS OF THE NOTES

Section 1.01.       Terms of the Notes. The following terms relating to the Notes are hereby established:

(a)          The Notes shall constitute a series of Senior Securities having the title “6.375% Notes due 2021.” The Notes shall bear a CUSIP number of 01374TAR3 and an ISIN number of US01374TAR32.

(b)          The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $2,816,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c)          The entire outstanding principal of the Notes shall be payable on June 15, 2021.

(d)          The rate at which the Notes shall bear interest shall be 6.375% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be June 30, 2016, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, commencing December 15, 2016 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including June 30, 2016, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes will be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Alcentra Capital Corporation (6.375% Notes due 2021) and at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e)          The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Sixteenth Supplemental Indenture. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(f)          The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g)          The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture. Covenant defeasance contained in Section 1403 of the Base Indenture shall apply to the covenants contained in Sections 1007 and 1008 of the Indenture.

(h)          The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i)          The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after June 15, 2017, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest payments otherwise payable for the then-current semi-annual interest period accrued to, but excluding, the date fixed for redemption.

(ii)         Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

(iii)        Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act, to the extent applicable.

(iv)        If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed, in accordance with Section 1103 of the Base Indenture and the Investment Company Act and the rules of any national securities exchange or quotation system on which the Notes are listed, in each case to the extent applicable.

(v)         Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(i)          The "Survivor's Option" is defined in Section 2.01 and is a provision in the Notes pursuant to which the Company agrees to repay that Note, if requested by the authorized representative of the beneficial owner of that Note, following the death of the beneficial owner of the Note, so long as the Note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request.

Upon the valid exercise of the Survivor's Option and the proper tender of that Note for repayment, the Company will repay or repurchase that Note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's interest in that Note plus unpaid interest accrued to the date of repayment, subject to the Company’s discretionary right to limit such repayments or repurchases as specified herein.

To be valid, the Survivor's Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of a beneficial owner of that Note, and the entire principal amount of the Note so held will be subject to repayment by the Company upon request. However, the death of a person holding a beneficial ownership interest in a Note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interest in the Note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of that Note for purposes of the Survivor's Option, regardless of whether that beneficial owner was the registered holder of that Note, if entitlement to those interests can be established to the satisfaction of the Trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable Note during his or her lifetime.

Notwithstanding the foregoing, the Company has the discretionary right to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted by the Company from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. The Company also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted by the Company from the authorized representative of any individual deceased beneficial owner of Notes in such calendar year. In addition, the Company will not permit the exercise of the Survivor's Option except in principal amounts of $1,000 and multiples of $1,000.

An otherwise valid election to exercise the Survivor's Option may not be withdrawn. Each election to exercise the Survivor's Option will be accepted in the order that elections are received by the Trustee, except for any Note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor's Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a Note tendered through a valid exercise of the Survivor's Option is December 1, 2016, the Company would normally repay that Note on the interest payment date occurring on June 15, 2017, because the December 15, 2016, interest payment date would occur less than 20 days from the date of acceptance. Each tendered Note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such Notes were originally tendered. If a Note tendered through a valid exercise of the Survivor's Option is not accepted, the Trustee will deliver (at the expense of the Company) a notice by first-class mail to the registered holder, at that holder's last known address as indicated in the Note register, that states the reason that Note has not been accepted for repayment.

With respect to Notes represented by a Global Note, DTC or its nominee is treated as the holder of the Notes and will be the only entity that can exercise the Survivor's Option for such Notes. To obtain repayment pursuant to exercise of the Survivor's Option for a Note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the Note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative's desire to obtain repayment pursuant to exercise of the Survivor's Option;

•	appropriate evidence satisfactory to the Trustee (a) that the deceased was the beneficial owner of the Note at the time of death and his or her interest in the Note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•	if the interest in the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from the nominee attesting to the deceased's beneficial ownership of such Note;

•	written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant's entitlement to payment; and

•	any additional information the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Note.

In turn, the broker or other entity will deliver each of these items to the Trustee, together with evidence satisfactory to the Trustee from the broker or other entity stating that it represents the deceased beneficial owner.

The Company retains the right to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties.

(j)          The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(k)          The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(l)          Except for the Survivor’s Option described above, holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.

(m)          The Notes are hereby designated as “Senior Securities” under the Indenture.

ARTICLE II

DEFINITIONS

Section 2.01.          Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 101 of the Base Indenture shall be amended by adding the following defined terms in appropriate alphabetical sequence, as follows:

“‘Exchange Act’ means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.”

“‘GAAP’ means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.”

“‘Survivor's Option’ means, where applicable, the right of a holder of a Note to require the Company to repay such Note prior to its Stated Maturity upon the death of the owner of such Note, subject to the provisions hereof relating to such option.”

ARTICLE III
COVENANTS

Section 3.01.       Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article X of the Base Indenture shall be amended by adding the following new Sections 1007 and 1008 thereto, each as set forth below:

“Section 1007. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940 or any successor provisions thereto of the Investment Company Act of 1940, whether or not the Company continues to be subject to such provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Commission.”

“Section 1008. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of the each fiscal year of the Company (which fiscal year ends on December 31), audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP.”

ARTICLE IV
MISCELLANEOUS

Section 4.01.      This Sixteenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws. This Sixteenth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 4.02.      In case any provision in this Sixteenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.03.      This Sixteenth Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Sixteenth Supplemental Indenture. The exchange of copies of this Sixteenth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Sixteenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, ..pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 4.04.       The Base Indenture, as supplemented and amended by this Sixteenth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Sixteenth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Sixteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Sixteenth Supplemental Indenture.

Section 4.05.       The provisions of this Sixteenth Supplemental Indenture shall become effective as of the date hereof.

Section 4.06.       Notwithstanding anything else to the contrary herein, the terms and provisions of this Sixteenth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Sixteenth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 4.07.       The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Sixteenth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the date first above written.

ALCENTRA CAPITAL CORPORATION

By:
Name: Paul J. Echausse
Title: President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: David W. Doucette
Title: Vice President

[Signature page to Sixteenth Supplemental Indenture]

Exhibit A – Form of Global Note

This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than The Depository Trust Company or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment and such certificate issued in exchange for this certificate is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, as the registered owner hereof, Cede & Co., has an interest herein.

Alcentra Capital Corporation

Alcentra Capital InterNotes®

No. __	$
CUSIP No. 01374TAR3
ISIN No. US01374TAR32

Survivor’s Option:

☒ Yes ☐ No

6.375% Notes due 2021

Alcentra Capital Corporation, a corporation duly organized and existing under the laws of Maryland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________DOLLARS ($___________) on June 15, 2021 and to pay interest thereon from June 30, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2016, at the rate of 6.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Alcentra Capital Corporation (6.375% Notes due 2021) and at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that so long as this Security is registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ALCENTRA CAPITAL CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Alcentra Capital Corporation

Alcentra Capital InterNotes®

6.375% Notes due 2021

This Security is one of a duly authorized issue of Senior Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 30, 2015 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Sixteenth Supplemental Indenture relating to the Securities, dated June 30, 2016, by and between the Company and the Trustee (herein called the “Sixteenth Supplemental Indenture”, the Sixteenth Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Sixteenth Supplemental Indenture, the Sixteenth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $ . Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities. Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after June 15, 2017, at a redemption price per security equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee or the Depositary, as applicable, will determine the method for selecting the particular Securities to be redeemed, in accordance with their standard operating procedures and the Investment Company Act, to the extent applicable. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

Except as provided pursuant to the Survivor’s Option, Holders of Securities do not have the option to have the Securities repaid prior to June 15, 2021.

Pursuant to the Survivor's Option affirmatively specified on the face hereof, the Holder of the Security shall have the right to require the Company to repay a Security prior to its maturity date upon the death of the beneficial owner of the Security as described below. The Company calls this right the "Survivor's Option."

Upon exercise of the Survivor's Option, and subject to the Company’s discretionary right to limit such repayments or repurchases as specified herein, the Company will either repay or repurchase any Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of the Security at a price equal to the sum of:

•	100% of the principal amount of the deceased beneficial owner's beneficial interest in such Security, and

•	accrued and unpaid interest, if any, to the date of such repayment or repurchase, subject to the following limitations.

The Survivor's Option may not be exercised unless the Security was owned by the beneficial owner or the estate of that beneficial owner at least six months prior to such exercise. In addition, the Company may limit the aggregate principal amount of Securities as to which the Survivor's Option may be exercised as follows:

•	In any calendar year, the Company may, in its sole discretion, limit the aggregate principal amount of Notes accepted for redemption to 2% of the outstanding aggregate principal amount of the Securities as of December 31 of the most recently completed calendar year. The Company calls this limitation the "annual put limitation."

•	For any individual deceased beneficial owner of Securities, the Company may limit the aggregate principal amount of Notes accepted for redemption to $250,000 for any calendar year. The Company calls this limitation the "individual put limitation."

The Company will not make principal repayments pursuant to the exercise of the Survivor's Option except in principal amounts of $1,000 and multiples of $1,000. If the limitations described above would result in the partial repayment of any Security, the principal amount of the Security remaining outstanding after repayment must be at least $1,000.

An otherwise valid election to exercise the Survivor's Option may not be withdrawn. Each Security (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option will be accepted in the order all such Securities are received by the Trustee, unless the acceptance of that Security would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during that year has exceeded either the annual put limitation or the individual put limitation for that year, any exercise(s) of the Survivor's Option with respect to Securities (or portions thereof) not accepted by the Company during such calendar year because such acceptance would have contravened either such limitation shall be deemed to be tendered in the following calendar year in the order all such Securities (or portions thereof) were originally tendered.

Any Security (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option will be repaid or repurchased on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance. If that date is not a Business Day, payment will be made on the next succeeding Business Day. In the event that a Security (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted by the Company, the Trustee will deliver (at the expense of the Company) a notice by first-class mail to the registered Holder, at that Holder's last known address as indicated in the Security register, that states the reason that the Security (or portion thereof) has not been accepted for repayment.

Subject to the foregoing, in order to validly exercise the Survivor's Option, the Trustee must receive from the Representative of the deceased beneficial owner:

•	appropriate evidence satisfactory to the Trustee (A) that the deceased was the beneficial owner of such Security at the time of death and the interest in such Security was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment or purchase, (B) that the death of such beneficial owner has occurred, (C) of the date of such death, and (D) that the Representative has authority to act on behalf of the deceased beneficial owner;

•	if the interest in the Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's beneficial ownership of the Security;

•	a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Security and the claimant's entitlement to payment; and

•	any additional information the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of the Security.

Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee in its sole discretion. The Trustee's determination will be final and binding on all parties.

The death of a person holding a beneficial interest in a Security as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased Holder's spouse, will be deemed the death of the beneficial owner of the Security, and the entire principal amount of the Security so held will be subject to the Survivor's Option. The death of a person holding a beneficial interest in a Security as a tenant in common with a person other than such deceased Holder's spouse will be deemed the death of the beneficial owner of a Security only with respect to the deceased Holder's interest in the Security. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Security will be deemed the death of the beneficial owner for purposes of the Survivor's Option, regardless of the registered Holder of the Security, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial ownership interest in the Security during his or her lifetime.

So long as this Security is a Global Security and is registered in the name of DTC or a nominee thereof, DTC or such nominee shall be the Holder of such Security and therefore shall be the only entity that can exercise the Survivor's Option with respect to this Security. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the documents described in the third preceding paragraph and (ii) written instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

OPTION TO ELECT REPAYMENT PURSUANT TO THE SURVIVOR’S OPTION

Pursuant to that certain Sixteenth Supplemental Indenture between Alcentra Capital Corporation and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”), the undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Security (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at                                         . (Please print or typewrite name and address of the undersigned)

For this Security to be repaid, the undersigned must give to the Trustee at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Alcentra Capital Corporation (6.375% Notes due 2021), or at such other place or places of which the Company shall from time to time notify the Holders of the Securities, not more than 60 days nor less than 30 days prior to the date of repayment, (i) this Security with this "Option to Elect Repayment" form duly completed, and (ii) any and all documentation required by the Supplemental Indenture to exercise the Survivor’s Option.

If less than the entire principal amount of this Security is to be repaid, specify the portion hereof (which shall be increments of US$1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Securities to be issued to the holder for the portion of this Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

US$

Dated:

Signature

NOTICE: The signature on this "Option to Elect Repayment" form must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers, savings
and loan associations, and credit unions
with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

State

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(a) unto:

PLEASE INSERT SOCIAL SECURITY

NUMBER OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stock-brokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.